CHITTENDEN CORPORATION
                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

Notes related to the merger of CC and Flagship:

NOTE 1.

     To adjust the stockholders' equity accounts for the conversion of each share of Flagship common stock into 1.2 shares of Chittenden common stock.

         Flagship shares                                         1,085,600
                                                                      *1.2
                                                                 ---------
         Chittenden shares                                       1,302,720
                                                                 =========
NOTE 2.

    The Pro Forma Statements of Operations reflect $204,000 of one-time transaction-related expenses for legal and professional fees related to the merger of Chittenden and Flagship. These expenses are expected to total approximately $710,000. Also, the one-time expense for the acceleration of a supplemental employee retirement plan totalling approximately $1.1 million has not yet been incurred and, accordingly, is not yet reflected in the Pro Forma Statement of Operations. These one-time expenses are not expected to be deductible for income tax purposes.

NOTE 3.

     To reflect elimination of nonrecurring cumulative effect of change in accounting principle resulting from CC's adoption of SFAS No. 109, Accounting for Income Taxes, during 1993.

NOTES RELATED TO THE MERGER OF CC AND BWM:

     On March 17, 1995, the Company acquired all of the outstanding shares of the common stock of BWM. CC issued 784,406 shares at a price of $18.20; 408,594 of the shares issued were treasury stock. The total cash outlay, including payments made with respect to outstanding stock options and warrants issued by BWM, was $12.1 million. This transaction has been accounted for as a purchase and, accordingly the consolidated financial statements of CC include BWM and its operations since the date of acquisition.

     In accordance with the purchase method of accounting, the purchase price was allocated to assets acquired and liabilities assumed based on estimates of fair value at the date of acquisition. The excess of purchase price over the fair value of assets acquired, including an identifiable core deposit intangible asset of approximately $5,021,000, has been recorded as goodwill of approximately $7,123,000. Goodwill is being amortized on a straight-line basis over 15 years; the core deposit intangible is being amortized on an accelerated basis over 10 years.

     The purchase accounting adjustments shown in Note 5 reflect the purchase accounting entries which would have been recorded during the nine months ended September 30, 1995 had the acquisition of BWM occurred on January 1, 1994, net of the actual purchase accounting entries recorded in CC's historical results of operations since the March 17, 1995 acquisition date.

     The purchase accounting adjustments shown in Note 6 reflect the purchase accounting entries which would have been recorded during the year ended December 31, 1994 had the acquisition of BWM occurred on January 1, 1994.

NOTE 4.

     To record purchase accounting adjustments for the nine months ended September 30, 1995:
                                                                        000's
                                                                      ------
      Accretion of fair value adjustment - loans                      $  26
      Amortization of fair value adjustment - deposits                  384
      Amortization of core deposit intangible                          (104)
      Amortization of goodwill                                         ( 69)
      Income tax effect                                                (132)
                                                                      ------
                                                                      $ 105
                                                                      ======

NOTE 5.

     To record purchase accounting adjustments for the nine months ended September 30, 1994:
                                                                        000's
                                                                       ------
     Accretion of fair value adjustment - loans                        $ 427
     Amortization of fair value adjustment - deposit                    (609)
     Amortization of core deposit intangible                            (565)
     Amortization of goodwill                                           (356)
     Income tax effect                                                   322
                                                                       ------
                                                                       $(781)
                                                                       ======

NOTE 6.

     To record purchase accounting adjustments for the year ended December 31, 1994:
                                                                        000's
                                                                      -----
      Accretion of fair value adjustment - loans                      $ 551
      Amortization of fair value adjustment - deposits                 (686)
      Amortization of core deposit intangible                          (753)
      Amortization of goodwill                                         (475)
      Income tax effect                                                 383
                                                                      -----
                                                                      $(980)
                                                                      ======
NOTE 7.

     The Pro Forma weighted average common and common equivalent shares outstanding as of September 30, 1995 and December 31, 1994 include an additional 218,370 and 784,406 shares respectively to reflect the acquisition of BWM as of January 1, 1994. The 1995 CC weighted average common and common equivalent shares outstanding include the issuance of the 784,406 shares from the March 17, 1995 acquisition date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     As permitted by the Vermont Business Corporation Law ("VBCL"), Article Six,
     Section I of CC's Bylaws provides for indemnification of directors and officers of CC as follows:

          CC shall indemnify (A) its directors to the full extent provided by the general laws of the State of Vermont now or hereafter in force, including the advance of expenses under the procedures provided by such laws; and (B) its officers and employees to the same extent it shall indemnify its directors.

     CC's Bylaws also contain indemnification procedures which implement indemnification. The VBCL permits a corporation to indemnify its directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonestly, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. CC also maintains directors and officers liability insurance.

     The VBCL permits the charter of a Vermont corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgement or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. CC's Articles do not contain a provision providing for elimination of the liability of its directors or officers to CC or its stockholders for money damages to the fullest extent permitted by Vermont law.

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  Exhibits.

     2.1 Agreement and Plan of Reorganization dated as of September 19, 1995 by and among Chittenden Corporation, Chittenden Acquisition Bank and Flagship Bank and Trust Company.*

     2.2 Stock Option Agreement dated as of September 19, 1995 by and between Chittenden Corporation and Flagship Bank and Trust Company.**

     3.1  Articles of Incorporation of Chittenden Corporation.***

     3.2  Bylaws of Chittenden Corporation.***

     4    Form of Common Stock Certificate.***

     5 Opinion and Consent of F. Sheldon Prentice, Esquire, regarding liability.****

     8 Opinions of Piper & Marbury LLP and Bingham, Dana & Gould regarding tax matters.****

     10   Not Applicable

     11   Statement regarding computation of per share earnings.***

     21   Subsidiaries of Chittenden Corporation.

     23.1 Consents of Arthur Andersen LLP.****

     23.2 Consent of KPMG Peat Marwick LLP.****

     23.3 Consent of Coopers & Lybrand L.L.P.****

     23.4 Consent of Piper & Marbury LLP and Bingham, Dana & Gould (included in
          Exhibit 8).****

     24   Power of Attorney.

     (b)  Financial Statement Schedules. Not Applicable.

     (c)  Opinion of Financial Advisor.

          Furnished as Appendix B to the Proxy Statement/Prospectus.
-------------------------------------------------------
        * Included as Appendix A to the Proxy Statement/Prospectus.
       ** Included as Appendix D to the Proxy Statement/Prospectus.
      *** Previously filed with the Commission as exhibits to, and incorporated herein by reference from, the registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1993 (File No.0-7974).
     **** Included as exhibits to Amendment No. 1 to the Proxy
          Statement/Prospectus.

Item 22.  Undertakings.

     A. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     B. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     D.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (2) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (5) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     E. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     F. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     G. The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                             CHITTENDEN CORPORATION

                             ----------------------

                                    EXHIBITS

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                  EXHIBIT INDEX

Exhibit No.              Description

     (a)  Exhibits.

     2.1 Agreement and Plan of Reorganization dated as of September 19, 1995 by and among Chittenden Corporation, Chittenden Acquisition Bank and Flagship Bank and Trust Company.*

     2.2 Stock Option Agreement dated as of September 19, 1995 by and between Chittenden Corporation and Flagship Bank and Trust Company.**

     3.1  Articles of Incorporation of Chittenden Corporation.***

     3.2  Bylaws of Chittenden Corporation.***

     4    Form of Common Stock Certificate.***

     5 Opinion and Consent of F. Sheldon Prentice, Esquire regarding legality.****

     8 Opinions of Piper & Marbury LLP and Bingham, Dana & Gould regarding tax matters.****

     10   Not Applicable.

     11   Statement regarding computation of per share earnings.***

     21   Subsidiaries of Chittenden Corporation.

     23.1 Consents of Arthur Andersen LLP.****

     23.2 Consent of KPMG Peat Marwick LLP.****

     23.3 Consent of Coopers & Lybrand L.L.P.****

     23.4 Consent of Piper & Marbury LLP and Bingham, Dana & Gould (included in Exhibit 8).****

     24   Power of Attorney.

     (b)  Financial Statement Schedules.  Not Applicable.

     (c)  Opinion of Financial Advisor.

          Furnished as Appendix B to the Proxy Statement/Prospectus.

-----------------------------------------------------------------
        * Included as Appendix A to the Proxy Statement/Prospectus.
       ** Included as Appendix D to the Proxy Statement/Prospectus.
      *** Previously filed with the Commission as exhibits to, and incorporated herein by reference from, the registrant's Annual Report on Form 10-K for fiscal year ended December 31, 1993 (File No.0-7974).
     **** Included as exhibits to Amendment No. 1 to the Proxy Statement/
          Prospectus.

                             CHITTENDEN CORPORATION

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Chittenden Corporation, hereby constitute and appoint Paul A. Perrault and Nancy Rowden Brock and each of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation a Registration Statement of Form S-4, or other appropriate form, of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to a proposed issue of shares of Common Stock of the Corporation; hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:  November 15, 1995


     Name                                                  Title
   ---------                                            -----------
s/ Paul A. Perrault                        President, Chief Executive Officer
-------------------                        and Director
   Paul A. Perrault

s/ Nancy Rowden Brock                      Treasurer and Chief Financial Officer
---------------------
   Nancy Rowden Brock

s/ Barbara W. Snelling                     Director and Chair of the Board
----------------------
   Barbara W. Snelling

----------------------
   Frederic H. Bertrand                    Director

s/ David M. Boardman                       Director
---------------------
   David M. Boardman

--------------------
   Paul J. Carrara                         Director

--------------------

s/ Lyn Hutton                              Director
--------------------
   Lyn Hutton

s/ Philip A. Kolvoord                      Director
---------------------
   Philip A. Kolvoord

s/ James C. Pizzagalli                     Director
----------------------
   James C. Pizzagalli

s/ Pall D. Spera                           Director
 ----------------------
   Pall D. Spera

s/ Martel D. Wilson, Jr.                   Director
------------------------
   Martel D. Wilson, Jr.

                              EXHIBIT 21 OF ITEM 21

                     Subsidiaries of Chittenden Corporation


1.   Chittenden Trust Company, Vermont, d/b/a Chittenden Bank

2. Chittenden Acquisition Bank, Massachusetts, d/b/a Flagship Bank and Trust Company, is a bank in formation to effectuate the acquisition of Flagship Bank and Trust Company

3.   The Bank of Western Massachusetts, Massachusetts

                             CHITTENDEN CORPORATION

                                  SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Burlington, State of Vermont, on November 15, 1995.

    Chittenden Corporation
    -----------------------------
    (Registrant)

BY: s/Paul A. Perrault
    -----------------------------
      Paul A. Perrault, President,
      Chief Executive Officer and Director


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Dated:  November 15, 1995

    s/Paul A. Perrault
    -----------------------------
      Paul A. Perrault, President,
      Chief Executive Officer and Director

    s/Nancy Rowden Brock
    -----------------------------
      Nancy Rowden Brock, Treasurer,
      Chief Financial Officer

    s/Barbara W. Snelling
    -----------------------------
      Barbara W. Snelling
      Director and Chair of the Board

    s/David M. Boardman
    -----------------------------
      David M. Boardman
      Director

    s/Lyn Hutton
    -----------------------------
      Lyn Hutton
      Director

    s/Philip A. Kolvoord
    -----------------------------
      Philip A. Kolvoord
      Director

    s/James C. Pizzagalli
    -----------------------------
      James C. Pizzagalli
      Director

    s/Pall D. Spera
    -----------------------------
      Pall D. Spera
      Director

    s/Martel D. Wilson, Jr.
    -----------------------------
      Martel D. Wilson, Jr.
      Director